Exhibit 10.2

AMENDMENT TO THE AMENDED AND RESTATED ALTERNATIVE INVESTMENT SELLING AGENT AGREEMENT
This amendment (“Amendment”) dated as of the 31st day of December, 2020 to the Amended and Restated Alternative Investment Selling Agent Agreement (the “Agreement”) dated as of March 3, 2016, as amended from time to time, by and among each of the limited partnerships listed on Schedule 1 hereto (each, a “Partnership,” and together, the “Partnerships”), Ceres Managed Futures LLC, a Delaware limited liability company (the “General Partner”), and Morgan Stanley Smith Barney LLC, a Delaware limited liability company, currently doing business as Morgan Stanley Wealth Management (“MSSB” or “Placement Agent”). Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to them in the Agreement.
W I T N E S S E T H:
WHEREAS, the General Partner, the Partnerships and the Placement Agent agree to amend the Agreement to (i) reflect a reduction in the annual Ongoing Selling Agent Fee payable to the Placement Agent with respect to Class A Units of each Partnership from 1.00% to 0.75% of the adjusted net assets of the Class A Units and (ii) update and replace Schedules 1 and 2; and
WHEREAS, pursuant to Section 15(c) of the Agreement, any change to the Agreement must be in writing and signed by all parties.
NOW, THEREFORE, the parties agree as follows:
1. Schedule 1 of the Agreement shall be deleted in its entirety and replaced by Schedule 1 attached hereto.
2. Schedule 2 of the Agreement shall be deleted in its entirety and replaced by Schedule 2 attached hereto.
3. The effective date of this Amendment shall be January 1, 2021.  Except as specifically provided for in this Amendment, the terms of the Agreement are hereby ratified and confirmed and remain in full force and effect.

4. This Amendment, together with the Agreement and any other documents referred to herein, constitutes the whole agreement between the parties relating to the subject matter of this Amendment and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

5. This Amendment may be executed in any number of counterparts, including via facsimile or email, each of which is an original and all of which when taken together evidence the same agreement. Any signature on the signature page of this Amendment may be an original, a fax or an electronically transmitted signature or may be executed by applying an electronic signature using DocuSign© or, if permitted by the General Partner (such permission not to be unreasonably withheld), any other similar program.

6. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the date first written above.
THE PARTNERSHIPS LISTED ON SCHEDULE 1 HERETO

By: Ceres Managed Futures LLC

Name:	/s/ Patrick T. Egan
Patrick T. Egan
Title: President

Morgan Stanley Smith Barney LLC

Name:	/s/ Carmen Lai
Carmen Lai
Title: Executive Director

Ceres Managed Futures LLC

Name:	/s/ Patrick T. Egan
Patrick T. Egan
Title: President

Schedule 1
PARTNERSHIP	STATE AND DATE OF ORGANIZATION	EFFECTIVE DATE
Ceres Tactical Commodity L.P. (formerly Managed Futures Premier Aventis II L.P.)	New York; April 20, 2005	October 1, 2013
Ceres Tactical Systematic L.P. (formerly Tactical Diversified Futures Fund L.P.)	New York; December 3, 2002	October 1, 2013
Ceres Orion L.P. (formerly Orion Futures Fund L.P.)	New York; March 22, 1999	March 1, 2014

Schedule 2

PARTNERSHIP	ONGOING SELLING AGENT FEE
Ceres Tactical Commodity L.P. (formerly Managed Futures Premier Aventis II L.P.)
0.75% per year of the adjusted net assets of Class A Units and Class D Units (computed monthly by multiplying the adjusted net assets of the Class A Units by 0.75% and the adjusted net assets of the Class D Units by 0.75% and dividing the result thereof by 12).[1] Class Z Units will not be subject to an ongoing selling agent fee.

Ceres Tactical Systematic L.P. (formerly Tactical Diversified Futures Fund L.P.)
0.75% per year of the adjusted net assets of Class A Units and Class D Units (computed monthly by multiplying the adjusted net assets of the Class A Units by 0.75% and the adjusted net assets of the Class D Units by 0.75% and dividing the result thereof by 12).[1] Class Z Units will not be subject to an ongoing selling agent fee.

Ceres Orion L.P. (formerly Orion Futures Fund L.P.)
0.75% per year of the adjusted net assets of Class A Units (computed monthly by multiplying the adjusted net assets of the Class A Units by 0.75% and dividing the result thereof by 12).[1] Class Z Units will not be subject to an ongoing selling agent fee.

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1  Adjusted net assets are month-end Net Assets increased by that current month’s ongoing selling agent fee, management fee, the general partner’s administrative fee, the incentive fee accrued, other expenses and any redemptions or distributions as of the end of such month.